Exhibit 4.109

ACCOUNT MANAGEMENT AGREEMENT

(ISSUER)

This ACCOUNT MANAGEMENT AGREEMENT (ISSUER) (this “Agreement”) is dated as of August 29, 2008 and entered into by and between NGP BLUE MOUNTAIN HOLDCO LLC, a Delaware limited liability company (“Issuer”) and TCW ASSET MANAGEMENT COMPANY (in its capacity as administrative agent under the Note Purchase Agreement referred to below, together with its successors and assigns in such capacity, the “Agent”).  Agent, for the benefit of itself and the Note Holders under the Note Purchase Agreement, is referred to herein as the “Secured Party.”

RECITALS

A.

Issuer, Agent and the Note Purchasers named therein have entered into that certain Note Purchase Agreement dated as of  the date hereof (such agreement, as it may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Note Purchase Agreement”; capitalized terms used herein and not defined herein shall have the meanings set forth in the Note Purchase Agreement) pursuant to which, subject to the terms and conditions thereof, Note Purchasers have agreed, among other things, to purchase the Notes and the Cash Settled Options.

B.

As a condition precedent to the purchase of the Notes and the Cash Settled Options under the Note Purchase Agreement, Issuer and Agent, as Secured Party, have entered into an Issuer Pledge and Security Agreement dated as of the date hereof (such agreement, as it  may be amended, supplemented, restated or otherwise modified from time to time, the “Issuer Pledge Agreement”) with pursuant to which, among other things, Issuer has granted a lien to and for the benefit of the Secured Party in the Collateral (as defined therein) which includes, among other things, the Account Collateral (as defined below).

C.

In accordance with the terms of the Issuer Pledge Agreement, and as a condition precedent to the purchase of the Notes and the Cash Settled Options under the Note Purchase Agreement, Issuer is required to establish certain collateral accounts with the Account Bank (as defined below), in the name of Issuer but under the sole dominion and control of, and subject to the security interest of, the Secured Party.

E.

It is a condition precedent to the purchase of the Notes and the Cash Settled Options under the Note Purchase Agreement that the parties enter into this Agreement to provide for the terms on which the Issuer may transfer and apply amounts credited to the Accounts.

NOW, THEREFORE, in consideration of the premises contained herein, and to induce the Note Purchasers to enter into the Note Purchase Agreement and to purchase the Notes and the Cash Settled Options, the parties hereto agree as follows:

DC1:754377.4

Section I.

DEFINITIONS

1.1

Certain Defined Terms.  As used in this Agreement the following terms have the following meanings:

“Account Bank” means Bank of the West, and any successor thereto in such capacity.

“Accounts” means, each account established with the Account Bank or any other financial institution acceptable to Secured Party, and maintained by Issuer under the sole dominion and control of Secured Party, including but not limited to, collectively, the Collection Account and the Equity Distribution Account.

“Account Collateral” means (i) the Accounts, including any cash balances thereunder at any time and all Investments of funds from any such Account, (ii) all rights, claims and causes of action, if any, that Issuer may have against any Person in respect of the foregoing and all instruments, documents, contract rights and general intangibles and Investment Property relating thereto, and (iii) all proceeds of any of the foregoing.

“Account Control Agreement” means the Collateral Account Control Agreement dated as of the date hereof among the Account Bank, the Secured Party and Issuer, as it  may be amended, supplemented, restated or otherwise modified or replaced from time to time.

“Collection Account” means account number 247-106800 established with the Account Bank and maintained pursuant to the Account Control Agreement designated “TCW/NGP Blue Mountain HoldCo Collection Account”, any replacement for such account established with the written consent of Agent and any other accounts in which Investments of funds from such account may be held or registered under the terms of the Account Control Agreement.

“Distribution Date” means the tenth (10th) day following each Payment Date, commencing with the first Payment Date after two (2) full Fiscal Quarters have elapsed since the EPC Substantial Completion Date, provided that, if any such date is not a Business Day, the Distribution Date shall be the next succeeding Business Day.

“Equity Distribution Account” means account number 247-106792 established with the Account Bank and maintained pursuant to the Account Control Agreement designated “TCW/NGP Blue Mountain HoldCo Equity Distribution Account”, any replacement for such account established with the written consent of Agent and any other accounts in which Investments of funds from such account may be held or registered under the terms of the Account Control Agreement.

“Excess Cash” means, with respect to any Payment Date, all cash on deposit in the Collection Account after the making of the payments set forth in Sections 3.1(A) through 3.1(E).

DC1:754377.4	2

“Investments” means any property, including any financial asset or investment property, credited to the Accounts by Account Bank, and any other property acquired by Account Bank in exchange for, with proceeds from or distributions on, or otherwise in respect of any property, including any financial asset or investment property, credited to the Accounts.

“Issuer” has the meaning set forth in the Recitals.

“Mandatory Cash Flow Prepayment Amount” means, with respect to any Quarterly Payment Date on or after the EPC Substantial Completion Date, 60 % of Excess Cash as of such Quarterly Payment Date; provided that, if prepayment of the Notes with 60% of Excess Cash would not reduce the aggregate outstanding principal balance of the Notes (including all amounts added to principal of the Notes pursuant to subsection 3.2B of the Note Purchase Agreement) to an amount not greater than the Target Note Balance for such date, Mandatory Cash Flow Prepayment Amount shall mean the lesser of (i) the amount of Excess Cash that, when applied to prepay the Notes, would reduce the aggregate outstanding principal balance of the Notes (including all amounts added to principal of the Notes pursuant to subsection 3.2B of the Note Purchase Agreement) to the Target Note Balance for such date and (ii) 100% of Excess Cash as of such date.

“Note Purchase Agreement” has the meaning set forth in the Recitals.

“Notice of Exclusive Control” means a notice in substantially the form of Exhibit B attached hereto or in such other form as is attached to the Account Control Agreement.

“Payment Date” means (i) each Quarterly Payment Date, and (ii) the date on which all principal on the Notes then outstanding is to be repaid, including the Maturity Date; provided that if any such date is not a Business Day, the Payment Date shall be the next succeeding Business Day.

“Payment Date Transfer Notice” has the meaning set forth in Section 3.1.

“Quarterly Payment Date” means the last day of March, June, September and December of each year.

“Secured Obligations” means all obligations and liabilities of every nature of every Note Document Party now or hereafter existing under or arising out of or in connection with the Note Purchase Agreement and the other Note Documents (other than the Cash Settled Options), in each case together with all extensions or renewals thereof, whether for principal, interest, fees, costs, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Note Holder as a preference, fraudulent transfer or otherwise and all obligations of every nature of Issuer now or hereafter existing under this Agreement (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Note Document Party, would accrue on such obligations, whether or not a claim is allowed against such Note Document Party for such amounts in the related bankruptcy proceeding).

DC1:754377.4	3

“Secured Party” has the meaning set forth in the recitation of the parties.

“Target Note Balance” means, with respect to any Quarterly Payment Date, the dollar amount set forth opposite Quarterly Payment Date on Schedule 1 hereto.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended from time to time and as interpreted and construed by the courts of the State of New York.

1.2

Other References

A.

Any capitalized terms defined in the Note Purchase Agreement and not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.  Unless otherwise defined herein or in the Note Purchase Agreement, terms used in Article 8 or 9 of the UCC are used herein as defined therein.  References to “Sections” shall be to Sections of this Agreement unless otherwise specifically provided.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

B.

Where the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on the next succeeding Business Day.

1.3

Rules of Construction

The rules of construction set forth in subsection 1.3 of the Note Purchase Agreement shall be applicable to this Agreement mutatis mutandis.

Section II.

THE ACCOUNTS

2.1

Confirmation of Security Interest

Issuer hereby confirms, and further assigns to Secured Party, and grants to the Secured Party, a security interest in the Accounts and all other Account Collateral, whether now or hereafter existing in which Issuer or Parent, as applicable, now or hereafter acquires an interest and wherever the same may be located as security for all Secured Obligations.  Issuer acknowledges and agrees that the Accounts and all other Account Collateral are subject to the rights and remedies of the Secured Party under the Issuer Pledge Agreement and the Account Control Agreement.  Issuer hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Account Collateral without the signature of Issuer.

2.2

Deposits into Accounts

DC1:754377.4	4

A.

All revenues and receipts of the Issuer (excluding the proceeds of (i) the Notes, (ii) Distributions in respect of Permitted Equity Contributions made in accordance with subsection 7.1D of the Note Purchase Agreement and (iii) Distribution of the Prior Cost Amount on the Closing Date in accordance with the Note Purchase Agreement) shall be deposited directly into the Collection Account.  Issuer shall direct every Person making any payments or distributions to Issuer to make all such payments or distributions directly into the Collection Account, and shall not revoke, rescind or otherwise modify any such directions, including those contained in any Closing Date Consent or Additional Consent.  If Issuer receives any such revenues, receipts or distributions, such amounts shall be received in trust for the benefit of Secured Party and shall be deposited as soon as reasonably possible, and in any event within three (3) Business Days, into the Collection Account.

B.

Any deposit made into any Account shall be irrevocable (except if made as a result of manifest error) and the amount of such deposit plus any investment earnings thereon will be held by the Account Bank and applied, invested and transferred solely as provided in this Agreement and the Account Control Agreement.

C.

Issuer shall at all times maintain a positive balance in each Account, to the extent necessary to ensure that such Account is not closed.

2.3

Taxes

The parties hereto acknowledge that all interest and other investment income earned on amounts on deposit in or credited to the Accounts shall be attributed to Issuer for all tax purposes.  Issuer shall be responsible for determining any requirements for paying taxes or reporting or withholding any payments for tax purposes hereunder.  Issuer shall prepare and file all tax information required with respect to the Accounts.

2.4

Investments

To the extent Issuer is permitted under the Account Control Agreement to direct the Account Bank to invest amounts in the Accounts in investments permitted by the Account Control Agreement, Issuer shall select such permitted investments having such maturities as shall cause each Account to have a cash balance as of any day sufficient to cover the transfers to be made from such Account on such day in accordance with this Agreement.

Section III.

ALLOCATIONS FROM ACCOUNTS

3.1

Allocations from the Collection Account.  Subject to Section 3.3 below, Issuer shall direct the Account Bank in writing and in reasonable detail to transfer funds available in the Collection Account in accordance with the provisions set forth below and in the order of priority set forth below.  No such transfer shall be initiated by Issuer unless (i) Issuer shall have delivered to the Secured Party, not later than five (5) Business Days prior to the date on which the proposed transfer is to be made, a written notice in the form of Exhibit C, together with written notice to be provided to Account Bank to effect the transfer of funds from the Collection Account (a “Payment Date Transfer Notice”) and (ii) Secured Party shall have countersigned such Payment Date Transfer Notice and returned it to Issuer.

DC1:754377.4	5

A.

first, on each Business Day that fees, expenses or other amounts are due and payable to Account Bank or Secured Party hereunder or under any other Note Document (other than payments expressly due under another clause of this Section 3.1), Issuer shall direct Account Bank to transfer funds on deposit in the Collection Account in the amount of, and as directed by Issuer from time to time for payment of, such fees, expenses or other amounts due and payable by Issuer to Secured Party or Account Bank, respectively;

B.

second, if no Event of Default has occurred and is continuing on any Business Day that any third party operating expenses of Issuer are due and payable, Issuer shall direct the Account Bank to withdraw funds from the Collection Account in an amount necessary to make such payments, provided that the aggregate amount withdrawn pursuant to this clause 3.1B shall not exceed $50,000 during any twelve month period;

C.

third, on each Quarterly Payment Date and on any other Business Day that any interest payment is due and payable on the Notes under subsection 3.2B of the Note Purchase Agreement, Issuer shall direct the Account Bank to withdraw funds from the Collection Account in an amount necessary to make such payment of such interest due on the Notes (it being understood that, on each Quarterly Payment Date, interest shall be paid in full in cash to the extent of cash available in the Collection Account after making the withdrawals in (A) and (B) above);

D.

fourth, on any Business Day that any prepayment is due and payable on the Notes under subsection 3.3B of the Note Purchase Agreement (except as provided in clauses (E)-(F) below), Issuer shall direct the Account Bank to withdraw funds from the Collection Account (after making the withdrawals described in clauses (A)-(C) above) in an amount necessary to make such prepayment;

E.

fifth, on any Business Day that any prepayment is due under subsection 3.3B(vi) of the Note Purchase Agreement, Issuer shall direct the Account Bank to withdraw funds from the Collection Account (after making the withdrawals described in clauses (A)-(D) above) in an amount necessary to make any prepayment then required to be made in respect of an Extraordinary Distribution under subsection 3.3B(vi) of the Note Purchase Agreement; and

F.

sixth, on each Quarterly Payment Date, Issuer shall direct the Account Bank to withdraw funds from the Collection Account (after making the withdrawals, as described in clauses (A)-(E) above) in an amount necessary to make any prepayment then required to be made from the Mandatory Cash Flow Prepayment Amount pursuant to subsection 3.3B(vii) of the Note Purchase Agreement.

G.

seventh, on each Quarterly Payment Date, to the extent there are any amounts in the Collection Account after making the withdrawals, as described in clauses (A) through (F) above, Issuer shall direct Account Bank to transfer all such remaining funds to the Equity Distribution Account.

DC1:754377.4	6

3.2

Allocations From the Equity Distribution Account

A.

Subject to Section 3.3, on any Distribution Date, so long as (i) the conditions set forth in subsection 7.1C of the Note Purchase Agreement are satisfied, (ii) Issuer has delivered to the Secured Party, not less than five (5) Business Days prior to the date on which the proposed transfer is to be made, an executed Distribution Payout Certificate in the form of Exhibit D to this Agreement, together with written notice to be provided to Account Bank to effect the transfer of funds from the Equity Distribution Account and (iii) Secured Party shall have countersigned such Distribution Payout Certificate and returned it to Issuer, Issuer may direct the Account Bank to transfer funds in an amount up to the balance in the Equity Distribution Account as directed by Issuer pursuant to such Distribution Payout Certificate.

B.

If at any time sufficient funds are not available in the Collection Account to make payments pursuant to clauses (A), (C), (D) or (E) of Section 3.1, the Secured Party may (or the Issuer shall, at the request of Secured Party) direct the Account Bank in writing to withdraw any funds available in the Equity Distribution Account up to an amount equal to such shortfall.

C.

Issuer shall not issue a Distribution Payout Certificate unless, upon transfer of funds from the Equity Distribution Account (other than pursuant to clause (B) of this Section 3.2), each of the statements contained in the Distribution Payout Certificate shall be true and correct.  Issuer shall be deemed to have represented to Secured Party that the statements and information contained in the relevant Distribution Payout Certificate are true and correct as of the date of transfer of funds.

3.3

Limitations and Special Rights Regarding Withdrawals.

Any request for withdrawal by Issuer made under Section 3.1, or clause (A) of Section 3.2, shall be deemed to constitute a representation and warranty by Issuer that such withdrawal is permitted under the terms of this Agreement and the other Note Documents.  If Issuer shall at any time request a transfer not permitted under the terms of this Agreement or under any other Note Document, such request shall constitute an immediate “Event of Default.”  Upon the occurrence and continuance of an Event of Default (including an Event of Default described in the preceding sentence) or a Default, the Secured Party may, by delivery of a Notice of Exclusive Control to the Account Bank, suspend Issuer’s right to provide instructions to the Account Bank pursuant to the Account Control Agreement regarding withdrawals from all Accounts during the continuance of such Event of Default or a Default.  The Secured Party shall also provide a copy of such notice to Issuer; provided that any failure to provide such copy to Issuer shall not impair the rights of Secured Party hereunder.  During any such suspension period such Secured Party may (but shall have no obligation to) request some or all of the transfers specified in Sections 3.1 and 3.2.  Nothing in this Section 3.3 shall be deemed to limit any other rights or remedies of Secured Party or any Note Holder upon the occurrence of any Event of Default or a Default, including, without limitation, the right, during the continuance of an Event of Default, to apply any and all Collateral to repay the Notes.

DC1:754377.4	7

3.4

Transfers to Secured Party.

Any amounts paid to Secured Party in accordance with the terms hereof shall be paid by wire transfer in immediately available funds pursuant to the payment instructions attached hereto as Exhibit A or to such other account as Secured Party may direct in writing.

Section IV.

MISCELLANEOUS

4.1

Agreement for Benefit of Parties Hereto.  Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective permitted successors and assigns, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns.

4.2

Severability.  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

4.3

Notices and Addresses.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by recognized national overnight courier service or registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or otherwise upon receipt.  For the purposes hereof, the address of each party hereto shall be as provided in subsection 9.4 of the Note Purchase Agreement or as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

4.4

Successors and Assigns.  Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.  Issuer may not assign any of its rights or obligations hereunder without the written consent of Required Holders.

4.5

Counterparts.  This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

4.6

Governing Law; Terms; Rules of Construction; Consent to Jurisdiction and Service of Process.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW),

DC1:754377.4	8

EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, ISSUER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  ISSUER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, ISSUER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO SECURED PARTY.  ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ISSUER AT ITS ADDRESS REFERRED TO IN SECTION 4.4.  ISSUER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

4.7

Waiver of Jury Trial.  EACH OF ISSUER AND THE SECURED PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

DC1:754377.4	9

4.8

No Impairments of Other Rights.  Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Secured Party or any Note Holder may have or may obtain against the Issuer.

4.9

Amendment; Waiver.  No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Secured Party, Required Holders and Issuer and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No delay on the part of Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by Secured Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

4.10

Incumbency Certificates; Authorized Persons.  Issuer shall furnish to Secured Party on or prior to the Closing Date and from time to time thereafter as may be reasonably requested by Secured Party duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of such party to take the actions and give the certificates, notifications, approvals and payment instructions required by this Agreement.

4.11

Headings.  The headings of the various articles, sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

4.12

Entire Agreement.  This Agreement and the other Note Documents embody the entire agreement and understanding of the parties hereto and supersede all prior agreements and understandings of the parties hereto relating to the subject matter contained herein.

4.13

Incorporation by Reference.  Any provisions of the Note Purchase Agreement (together with definitions as used therein and the ancillary provisions related thereto) that are incorporated by reference herein shall be incorporated herein, mutatis mutandis.

4.14

Term.  This Agreement, and the grant of security hereunder, shall remain in full force and effect until payment in full of all Secured Obligations and the termination of any commitment to extend credit under the Note Documents.

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DC1:754377.4	10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

NGP BLUE MOUNTAIN HOLDCO LLC
By By: Signed Name: Andrew Studley Title: CFO

TCW ASSET MANAGEMENT COMPANY, as Secured Party By By: Signed Name: Brian O’ Connor Title: Senior Vice President By By: Signed Name: Gerald J. Stalun Title: Managing Director

S-1

ACCOUNT MANAGEMENT AGREEMENT

DC1:754377.4

SCHEDULE 1

TARGET NOTE BALANCE

3/31/10	69,342,840
6/30/10	68,324,845
9/30/10	67,286,685
12/31/10	66,709,285
3/31/11	65,750,724
6/30/11	64,784,336
9/30/11	63,799,949
12/31/11	63,270,655
2/29/12	62,287,808
6/30/12	61,206,387
9/30/12	60,106,497
12/31/12	59,453,339
3/31/13	58,748,715
6/30/13	57,536,877
9/30/13	56,305,715
12/31/13	55,513,567
3/31/14	54,384,179
6/30/14	53,131,288
9/30/14	51,860,076
12/31/14	51,020,737
3/31/15	49,855,732
6/30/15	48,562,199
9/30/15	47,251,458
12/31/15	46,365,477
2/29/16	45,450,496
6/30/16	44,028,853
9/30/16	42,589,671
12/31/16	41,567,647
3/31/17	40,242,395
6/30/17	38,774,887
9/30/17	37,291,172
12/31/17	36,217,474
3/31/18	34,885,478
6/30/18	35,650,874
9/30/18	36,433,208
12/31/18	37,248,804
3/31/19	38,065,865
6/30/19	38,987,188
9/30/19	39,869,066
12/31/19	40,788,228
2/29/20	41,720,287
6/30/20	38,961,120
9/30/20	36,111,286
12/31/20	33,923,214
3/31/21	31,197,495
6/30/21	28,102,241
9/30/21	24,909,005
12/31/21	22,353,183
3/31/22	19,275,464
6/30/22	16,380,677
9/30/22	12,637,743
12/31/22	9,502,554
3/31/23	5,855,234
6/30/23	1,760,950
9/30/23	-
11/30/23	-

ACCOUNT MANAGEMENT AGREEMENT

DC1:754377.4

EXHIBIT A TO THE
ACCOUNT MANAGEMENT AGREEMENT

PAYMENT INSTRUCTIONS

Trust Company of the West, not in its individual capacity but only as trustee of the trust established pursuant to an Individual Trust Agreement dated as of January 31, 1987, as amended, between The Boilermaker-Blacksmith Pension Trust and itself

Wire Instructions:	Bank Name:	Mellon Trust of New England One Boston Place, Boston, MA 02108
	ABA/Routing Number:	011-001-234
	Demand Deposit A/C#	169064
	Account Name: Account #:	TCW Cogen-Boilermakers TCNFCOGEN02
	Reference:	NGP Blue Mountain
	Attention:	Kelly Zambrano: (412) 234-5198

TCW Energy Fund XIV, L.P., a California limited partnership

TCW Energy Fund XIV-A, L.P., a California limited partnership

TCW Energy Fund XIV-B, L.P., a California limited partnership

TCW Energy Fund XIV (Cayman), L.P., a California limited partnership

TCW Energy XIV Blocker (NGP Blue Mountain), L.L.C., a Delaware limited liability company

Wire Instructions:	Bank Name:	Mellon Trust of New England One Boston Place, Boston, MA 02108
	ABA/Routing Number:	011-001-234
	Demand Deposit A/C# For further credit:	169064 (MCA/Mellon Wire Clearing DDA) TCNFENRG142
	Account Name:	TCW Energy Funds XIV
	Reference:	NGP Blue Mountain
	Attention:	Kelly Zambrano: (412) 234-5198

Exhibit A

DC1:754377.4

TEP Debt Holdings Offshore, Ltd.
Wire Instructions:	Bank Name:	Mellon Trust of New England One Boston Place, Boston, MA 02108
	ABA/Routing Number:	011-001-234
	Demand Deposit A/C#: For Further Credit: Account#:	169064 (MCA/Mellon Wire Clearing DDA) TCNFTEPDH12
	Account Name:	TEP Debt Holdings Offshore, Ltd.
	Reference:	NGP Blue Mountain
	Attention:	Kelly Zambrano: (412) 234-5198
TEP Equity Holdings Cayman Blocker, Ltd.
Wire Instructions:	Bank Name:	Mellon Trust of New England One Boston Place, Boston, MA 02108
	ABA/Routing Number:	011-001-234
	Demand Deposit A/C#: For Further Credit: Account#:	169064 (MCA/Mellon Wire Clearing DDA) TCNFTEPEQ52
	Account Name:	TEP Equity Holdings Cayman Blocker, Ltd.
	Reference:	NGP Blue Mountain
	Attention:	Kelly Zambrano: (412) 234-5198

Exhibit A

DC1:754377.4

EXHIBIT B TO THE
ACCOUNT MANAGEMENT AGREEMENT

[DATE]

[FORM OF NOTICE OF EXCLUSIVE CONTROL]

Bank of the West

[Address]

Re:

Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Account Control Agreement dated as of [_____ __, 2008] among TCW Asset Management Company, as Secured Party, Bank of the West and NGP Blue Mountain HoldCo LLC, (such agreement as it may be further amended from time to time, the “Account Control Agreement”), the undersigned hereby gives you notice of our exclusive control over the [specify Accounts] and all financial assets acquired with the proceeds credited thereto or carried therein.  You are hereby instructed not to accept any directions, instructions or orders with respect to any of the Accounts or any financial assets acquired with the proceeds credited thereto or carried therein from any Person other than the undersigned, unless this notice is revoked in writing by the undersigned or otherwise ordered by a court of competent jurisdiction.  Capitalized terms used herein and not defined herein have the meanings set forth in the Account Control Agreement.

Very truly yours, TCW Asset Management Company
By: _________________________________ Name: Title:

Copy to:

NGP Blue Mountain HoldCo LLC

Exhibit B

DC1:754377.4

EXHIBIT C TO THE
ACCOUNT MANAGEMENT AGREEMENT

[DATE]

[FORM OF NOTICE OF TRANSFER OF FUNDS
FROM COLLECTION ACCOUNT]

[Letterhead]

TCW Asset Management Company

200 Park Avenue, Suite 2200

New York, New York  10166

Attn:

TCW Asset Management Company

865 South Figueroa Street
Suite 1800
Los Angeles, CA  90017
Attn:

Subject:

Account Management Agreement — [Payment Date] Transfer of Funds

Ladies and Gentlemen:

Reference is made to the Account Management Agreement dated as of ____ __, 2008 between NGP Blue Mountain HoldCo LLC and TCW Asset Management Company, as Secured Party (such agreement as it may be amended from time to time, the “Account Management Agreement”).  Capitalized terms used herein and not defined herein shall have the meanings set forth in the Account Management Agreement.

This notice is delivered pursuant to Section 3.1 of the Account Management Agreement.  Account Bank will be instructed to transfer on [transfer date] the amounts set forth below from the Collection Account to the accounts listed beside such amounts.

Exhibit C

DC1:754377.4

Transfers from Collection Accounts

Amount

Account

1.

$ ____________

[Secured Party Payment Instructions]

(See item B of Annex A)

2.

$ ____________

[Issuer Payment Instructions]

(See item C of Annex A)

3.

$ ____________

[Secured Party Payment Instructions]

(See item D of Annex A)

4.

$ ____________

[Secured Party Payment Instructions]

(See item E of Annex A)

5.

$ ____________

[Secured Party Payment Instructions]

(See item F of Annex A)

6.

$ ____________

[Secured Party Payment Instructions]

(See item G of Annex A)

7.

$ ____________

[Equity Distribution Account]

(See item H of Annex A)

Calculations with respect to the transfers set forth above are set forth on Annex A hereto.

Very truly yours,

NGP Blue Mountain HoldCo LLC

Name:

Title:

Acknowledged:

TCW Asset Management Company By: ________________________________ Name: Title: By: ________________________________ Name: Title:

Exhibit C-2

DC1:754377.4

ANNEX A

(to Exhibit C)

CALCULATIONS

A.	Amount on deposit in Collection Account	[$ ]
B.	Payment of fees and expenses to the Secured Party	[$ ]
C.	Payment of operating expenses of Issuer	[$ ]
D.	Payment of interest on the Note(s) then due	[$ ]
E.	Prepayments of principal on the Note(s) then due	[$ ]
F.	Payment of Extraordinary Distribution	[$ ]
G.	Payment of Mandatory Cash Flow Prepayment Amount	[$ ]
H.	Transfer to Equity Distribution Account (A less (sum of B through G), but not less than 0)	[$ ]

Exhibit C-3

DC1:754377.4

EXHIBIT D TO

ACCOUNT MANAGEMENT AGREEMENT

[DATE]

[FORM OF DISTRIBUTION PAYOUT CERTIFICATE]

DISTRIBUTION PAYOUT CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES, ON BEHALF OF NGP BLUE MOUNTAIN HOLDCO LLC, AND WITHOUT ASSUMING ANY PERSONAL LIABILITY, THAT:

(1)

I am the duly elected [Title] of NGP Blue Mountain HoldCo LLC (“Issuer”); Note Purchase Agreement dated as of August 29, 2008 between Issuer, the Note Purchasers identified therein, and TCW Asset Management Company, as Agent for the Note Holders (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Note Purchase Agreement”).  Terms not otherwise defined in this Certificate have the meaning given to such terms in the Note Purchase Agreement or the other Note Documents as the context requires.  I have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and conditions of Issuer and its Subsidiaries during the accounting period from _________ , 20__, through ________, 20__;

(2)

At least two (2) full Fiscal Quarters have elapsed since the EPC Substantial Completion Date;

(3)

The examination described in paragraph (1) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or a Default that has occurred and is continuing or would result from such distribution;

(4)

The Debt Service Coverage Ratio is not less than 1.40 to 1.00 as calculated pursuant to Annex A (i) with respect to the first Distribution Date, for the two Fiscal Quarters immediately preceding the Distribution Date, (ii) with respect to the second Distribution Date, for the three Fiscal Quarters immediately preceding the Distribution Date, and (iii) thereafter, for the four Fiscal Quarters immediately preceding the Distribution Date (each such Fiscal Quarter period, an “Applicable Period”);

(5)

The projected Debt Service Coverage Ratio for the four Fiscal Quarters immediately following the Distribution Date is not less than 1.40 to 1.00 as calculated pursuant to Annex B (and in accordance with subsection 7.21 of the Note Purchase Agreement); [and]

(6)

The distribution from the Equity Distribution Account should be transferred to [Add Relevant Payment Instructions].

Exhibit D-1

DC1:754377.4

The foregoing certifications, together with the computations set forth on any attachments hereto and the financial statements delivered with this Certificate in support hereof,

are made and delivered this ____ day of __________, 20[__] pursuant to Section 3.2 of the Account Management Agreement.

NGP Blue Mountain HoldCo LLC

By: ____________________

Name: __________________

Title: ___________________

Acknowledged:

TCW Asset Management Company By: ________________________________ Name: Title: By: ________________________________ Name: Title:

Exhibit D-2

DC1:754377.4

ANNEX A TO DISTRIBUTION PAYOUT CERTIFICATE

For the Applicable Period immediately preceding the Distribution Date:

(A) Available Cash Flow: all Net Cash Flow that is available during such period for distribution to Issuer pursuant to the terms of any applicable Permitted Financing Documents, the NGP I Limited Liability Company Agreement and applicable Law:

$__________

(B) Issuer Percentage: the amount (expressed as a percentage) of any Distributions to NGP I Members that Issuer is entitled to receive at such date or during such period under the NGP I Limited Liability Company Agreement[1]:

__________%

(C) Issuer Debt Service: the amount of regularly scheduled principal, interest, commissions, discounts and other fees and charges due and payable in cash during such period under the Note Documents (other than amounts required to be paid pursuant to subsection 3.3B of the Note Purchase Agreement) or due or accrued on any other Indebtedness of Issuer during such period[2]:

$__________

(D) Senior Debt Service: the amount of all regularly scheduled principal, interest, commissions, discounts and other fees and charges due or accrued on all Indebtedness of NGP I (and its Subsidiaries, if any) for such period including, without limitation, all Obligations under any Permitted Senior Construction Indebtedness Documents and any Permitted Refinancing Documents:

$__________
(E) Applied Senior Debt Service: the amount of cash available for and applied to Senior Debt Service:	$__________
(F) Debt Service Coverage Ratio:
(1) Available Cash Flow for such period plus Issuer Percentage of cash available for and applied to pay Senior Debt Service for such period: Sum of A + (B x E)[3]:	$__________
(2) Issuer Debt Service for such period plus Issuer Percentage of Senior Debt Service for such period: Sum of C + (B x D)[4]:	$__________
(3) The ratio of F(1) to F(2):	_______ : 1.0

_____________________________

1 If the percentage of Distributions that Issuer is entitled to received changes (or is projected to change) during any period, such period shall be treated as two sub-periods, with the appropriate percentage applicable to each sub period.

2 For the avoidance of doubt, for purposes of the computation of the Debt Service Coverage Ratio herein, all Base Interest on the Notes shall be deemed to be payable in cash.

3 If the Issuer Percentage has changed during such period, this amount (BxD) shall be calculated separately for each portion of such period during which a different Issuer Percentage is in effect and then cumulated for such period.

4 If the Issuer Percentage has changed during such period, this amount (BxD) shall be calculated separately for each portion of such period during which a different Issuer Percentage is in effect and then cumulated for such period.

Exhibit D-3

DC1:754377.4

ANNEX B TO DISTRIBUTION PAYOUT CERTIFICATE

Projections for the four Fiscal Quarters immediately succeeding the Distribution Date:

(A) Available Cash Flow: all Net Cash Flow that will be available during such period for distribution to Issuer pursuant to the terms of any Permitted Financing Document, the NGP I Limited Liability Company Agreement and applicable Law:

$__________

(B) Issuer Percentage: the amount (expressed as a percentage) of any Distributions to NGP I Members that Issuer will be entitled to receive at such date or during such period under the NGP I Limited Liability Company Agreement[5]:

__________%

(C) Issuer Debt Service: the amount of regularly scheduled principal, interest, commissions, discounts and other fees and charges becoming due and payable in cash during such period under the Note Documents (other than amounts required to be paid pursuant to subsection 3.3B of the Note Purchase Agreement) or due or accrued on any other Indebtedness of Issuer during such period[6]:

$__________

(D) Senior Debt Service: the amount of all regularly scheduled principal, interest, commissions, discounts and other fees and charges becoming due or accruing on all Indebtedness of NGP I (and its Subsidiaries, if any) for such period including, without limitation, all Obligations under any Permitted Senior Construction Indebtedness Documents and any Permitted Refinancing Documents:

$__________
(E) Applied Senior Debt Service: the amount of cash projected to be available for and applied to Senior Debt Service:	$__________
(F) Debt Service Coverage Ratio:
(1) Available Cash Flow for such period plus Issuer Percentage of cash projected to be available for and applied to pay Senior Debt Service for such period: Sum of (A) + (B x E)[7]:	$__________
(2) Issuer Debt Service for such period plus Issuer Percentage of Senior Debt Service for such period: Sum of (C) + (B x D)[8]:	$__________
(3) The ratio of F(1) to F(2):	_______ : 1.0

_____________________________

5 If the percentage of Distributions that Issuer is entitled to received changes (or is projected to change) during any period, such period shall be treated as two sub-periods, with the appropriate percentage applicable to each sub period.

6 For the avoidance of doubt, for purposes of the computation of the Debt Service Coverage Ratio herein, all Base Interest on the Notes shall be deemed to be payable in cash.

7 If the Issuer Percentage has changed during such period, this amount (BxD) shall be calculated separately for each portion of such period during which a different Issuer Percentage is in effect and then cumulated for such period.

8 If the Issuer Percentage has changed during such period, this amount (BxD) shall be calculated separately for each portion of such period during which a different Issuer Percentage is in effect and then cumulated for such period.

Exhibit D-4

DC1:754377.4